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                                                                                                                         Exhibit #11
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                                AmeriKing, Inc.
                   Calculation of Earnings per Common Share
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                                                              Fiscal Year Ended
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                                                  December 29,   December 30,   January 1,
                                                      1997           1996          1996
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
Net income (loss) before extraordinary item        $(2,034,000)   $(2,942,000)   $ 902,000
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Earnings available to stockholders
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Dividends
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   Preferred Stock                                    (450,000)      (450,000)    (450,000)
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   Senior Preferred Stock                           (4,112,000)      (303,000)
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Amortization of issuance costs                        (129,000)       (10,000)
                                                   -----------    -----------    ---------
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Income (loss) before extraordinary item
available to common stockholders                    (6,725,000)    (3,705,000)     452,000
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Extraordinary item - loss from early
  extinguishment of debt (net of taxes)                            (5,055,000)
                                                   -----------    -----------    ---------
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Income (loss) available to common stockholders     $(6,725,000)   $(8,760,000)   $ 452,000
                                                   ===========    ===========    =========
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Weighted average number of common shares
  outstanding - basic                                  900,167        865,515      863,290
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Dilutive effect of options and warrants                                            106,700
                                                   -----------    -----------    ---------
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Weighted average number of common shares
  outstanding - diluted                                900,167        865,515      969,990
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Net income (loss) per common share before
  extraordinary item - basic                       $     (7.47)   $     (4.28)   $    0.52
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Extraordinary item - basic                                              (5.84)
                                                   -----------    -----------    ---------
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Net income (loss) per common share - basic         $     (7.47)   $    (10.12)   $    0.52
                                                   ===========    ===========    =========
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Net income (loss) per common share before
  extraordinary item - diluted                     $     (7.47)   $     (4.28)   $    0.47
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Extraordinary item - diluted                                            (5.84)
                                                   -----------    -----------    ---------
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Net income (loss) per common share - diluted       $     (7.47)   $    (10.12)   $    0.47
                                                   ===========    ===========    =========
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                                                                    Total
                                                                    -----
                                                                    Shares
                                                                    ------
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                                                                                                                Exhibit #11 (cont'd)

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
Weighted average number of common shares -
  basic:
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  Original shares                                     863,290        863,290      863,290
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  Option shares                                         6,877
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  Warrant shares
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  Common stock units                                   30,000          2,225
                                                  -----------    -----------    ---------
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  Total                                               900,167        865,515      863,290
                                                  ===========    ===========    =========
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Weighted average number of common shares -
  diluted:
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  Original shares                                     863,290        863,290      863,290
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  Option shares                                         6,877                       9,702
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  Warrant shares                                                                   96,998
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  Common stock units                                   30,000          2,225
                                                  -----------    -----------    ---------
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  Total                                               900,167        865,515      969,990
                                                  ===========    ===========    =========
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